UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2026

Stabilis Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-40364	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11750 Katy Freeway Suite 900 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 832-456-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	SLNG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Equity Distribution Agreement

On April 17, 2026, Stabilis Solutions, Inc. (the “Company”), entered into an Equity Distribution Agreement (the “Agreement”) with Johnson Rice & Company L.L.C. (the “Sales Agent”). Pursuant to the terms of the Agreement, the Company may sell from time to time through the Sales Agent shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), with an aggregate sales price of up to $10,146,795 (the “Shares”). The Company intends to use the net proceeds from the issuances and sales of common stock offered hereby for general corporate purposes, including, but not limited to, repayment or refinancing of outstanding debt, financing of capital expenditures, expanding liquefaction infrastructure, scaling operations, financing acquisitions or investments or other business opportunities, share repurchases, including from insider / affiliate shareholders and general working capital purposes.

Any sales of Shares pursuant to the Agreement will be made under the Company’s effective “shelf” registration statement (the “Registration Statement”) on Form S-3 (File No. 333-294281), as supplemented by a prospectus supplement dated April 17, 2026.

Under the Agreement, the Company may sell Shares through the Sales Agent by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended.

Each time the Company wishes to issue and sell Shares under the Agreement, it will notify the Sales Agent of the number of Shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of Shares to be sold in any one day and any minimum price below which sales may not be made. Pursuant to the terms of the Agreement, the Company has agreed that once the Sales Agent has notified the Company that it accepts such instructions, or the Company has accepted the Sales Agent’s proposed modification(s) of such instructions (and the Sales Agent has received such acceptance), the Sales Agent will use its commercially reasonable efforts consistent with its normal trading practice and sales practices to sell such Shares up to the amount specified on such terms. The obligations of the Sales Agent under the Agreement to sell Shares are subject to a number of conditions that the Company must meet. The offering of the Shares pursuant to the Agreement will terminate upon the sale of Shares in an aggregate offering amount equal to $10,146,795, or sooner if either the Company or the Sales Agent terminates the Agreement pursuant to its terms.

The Company will pay a commission to the Sales Agent of up to 3.0% of the gross offering proceeds of the Shares sold pursuant to the Agreement and will pay the Sales Agent all expenses incident to the performance of its obligations under the Agreement. The Company has also provided the Sales Agent with customary indemnification and contribution rights. The Company is not obligated to make any sales of Shares under the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Agreement is also incorporated by reference into the Registration Statement.

A copy of the opinion of Joel Bernstein, attorney at law, relating to the legality of the shares of Common Stock issuable under the Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K and is also incorporated by reference into the Registration Statement.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.		Description
1.1	*	Equity Distribution Agreement, dated as of April 17, 2026, by and between Stabilis Solutions, Inc. and Johnson Rice & Company LLC.
5.1	*	Opinion of Joel Bernstein, attorney at law.
23.1	*	Consent of Joel Bernstein, attorney at law (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STABILIS SOLUTIONS, INC.
By: /s/Andrew L. Puhala
Andrew L. Puhala
Chief Financial Officer

Date: April 17, 2026